Exhibit 32.01

CERTIFICATION PURSUANT TO SECTION 906 OF THE PUBLIC COMPANY
ACCOUNTING REFORM AND INVESTOR PROTECTION ACT OF 2002
(18 U.S.C. 1350, AS ADOPTED)

Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. 1350, as adopted, the "Sarbanes-Oxley Act"), Jerome K. Thorson, the Chief Executive Officer of 3Si Holdings, Inc. (the "Company") hereby certifies that, to the best of his knowledge:

1.
The Company's Quarterly Report on Form 10-Q for the period ended September 30, 2003, to which this Certification is attached as
Exhibit 32.01 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.
The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: November 13, 2003

/s/ Jerome K. Thorson

Jerome K. Thorson
Chief Executive Officer

Note: This certification accompanies the Periodic Report pursuant to
Section 906 of the Sarbanes-Oxley Act and shall not be deemed "filed" by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.